UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2010 (December 31, 2009)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

 Second Floor, 9 Lower Bridge Street, Chester, UK CH1 1RS
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

Aftersoft Group, Inc. (“we,” “us,” and “our”) had previously entered into a Consulting Agreement dated June 3, 2008 with Commonwealth Associates, LP (“Commonwealth”), and an Engagement Agreement dated July 23, 2009, which, except to the extent described in the July 23, 2009 agreement, replaced the June 3, 2008 consulting agreement (the “Consulting Agreements”), pursuant to which we retained Commonwealth on an exclusive basis to provide certain financial advisory, consulting and investment banking services to us and our subsidiaries or affiliates, as described therein.

On December 31, 2009, we entered into a letter agreement (the “Letter Agreement”) with Commonwealth, which terminated the Consulting Agreements.  Pursuant to the Letter Agreement, we issued to Commonwealth warrants to purchase an aggregate of seven hundred thousand (700,000) shares of our common stock, $0.0001 par value per share, at an exercise price of $0.08 per share, for a period of five (5) years (the “Warrants”).  The number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction.  The form of Warrants to be received by Commonwealth are identical to the ones which they would have otherwise been entitled to under the June 3, 2008 agreement.  In consideration for the Warrants, Commonwealth surrendered its right to receive any fees, compensation or remuneration, including, but not limited to, unpaid past and/or future monthly fees, M&A fees (as such term is defined in the Consulting Agreement), success fees, and reimbursement of expenses, whether in cash, debt, equity or any other form, to which it may be entitled under the terms of the Consulting Agreements, including, but not limited to, in connection with any services that Commonwealth has provided or may provide under the terms of the Consulting Agreements, and any Transaction (as such term is defined in the Consulting Agreement) which we have consummated or we may consummate in the future.

A copy of the Letter Agreement, with exhibits, is attached hereto as Exhibit 10.1.

The foregoing summary of the terms of the Letter Agreement is qualified in its entirety by reference to the complete document, a copy of which is attached hereto as Exhibit 10.1.

Item 1.02     Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the termination of the Consulting Agreements is hereby incorporated into this Item 1.02 by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

On December 31, 2009, we issued the Warrants to Commonwealth.  The holder of the Warrants may, upon payment of the exercise price and upon the terms and subject to the conditions set forth in the Warrants, purchase shares of our common stock. A more detailed description of the Warrants pursuant to which these securities were issued is set forth under Item 1.01 of this Current Report on Form 8-K and is hereby incorporated into this Item 3.02 by reference.

The offering of the Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. In this regard, we relied on the representations of Commonwealth.

The foregoing summary of the terms of the Warrants is qualified in its entirety by reference to the complete Warrants, forms of which are attached to the Letter Agreement.

Item 9.01     Financial Statements and Exhibits.

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Aftersoft Group, Inc. and Commonwealth Associates LP, with exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2010		Aftersoft Group, Inc.
	By:	/s/ Ian Warwick Name: Ian Warwick Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement between Aftersoft Group, Inc. and Commonwealth Associates LP, with exhibits.